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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-1 (File No. 333-72935) of our reports, dated February 24, 1999 except for note 12, as to which the date is April 30, 1999, on our audit of the financial statements and the financial statement schedule of Latitude Communications, Inc. We also consent to the references to our firm under the caption "Experts" and "Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 2, 1999